UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009

Virage Logic Corporation
(Exact name of registrant as specified in its charter)

000-31089
(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

On August 18, 2009, Virage Logic Corporation, a Delaware corporation (“Virage Logic”) and Abigail (UK) Limited (“Abigail (UK)”), a wholly-owned subsidiary of Virage Logic, announced that Abigail (UK) will be commencing a recommended cash offer (the "Offer") for all of the issued and to be issued ordinary share capital (the “ARC Shares”) of ARC International plc, a public limited company incorporated in England and Wales and listed on the London Stock Exchange ("ARC").  Virage Logic and Abigail (UK) issued an Announcement (the "Rule 2.5 Announcement") of a firm intention to make an offer for ARC under Rule 2.5 of the City Code on Takeovers and Mergers (the "Takeover Code") and Virage Logic also issued a press release, in each case to announce the commencement of the Offer.

The Offer will be 16.25 pence (UK sterling) in cash per ARC Share, valuing the fully diluted ordinary share capital of ARC at approximately £25.2 million, or approximately $41.0 million based on the exchange rate at the close of trading in New York on August 17, 2009, assuming full acceptance of the Offer. Abigail (UK) intends to fund the Offer out of its existing capital resources which will be provided to it by Virage Logic.

ARC’s board of directors has unanimously recommended that ARC’s shareholders accept the Offer. Abigail (UK) and Virage Logic have received irrevocable undertakings from ARC shareholders, including all of the directors of ARC, representing, collectively, approximately 56.1% of ARC’s issued share capital. Following receipt by Abigail (UK) within the applicable timescales of valid acceptances to the Offer in respect of not less than 90% of the nominal value of the ARC Shares to which the Offer relates and of the voting rights attached to those shares (or such lower percentage as Abigail (UK) may decide provided that such percentage is higher than 50% of the voting rights exercisable at a general meeting of ARC), subject to the other customary conditions being satisfied and/or waived by Abigail (UK), the Offer will become or be declared unconditional in all respects. Under relevant English law, Abigail (UK) may only cancel the Offer based on a failure of a condition to be satisfied (other than the 90% condition referred to above) if such failure would be of material significance to Abigail (UK) in the context of the offer.  ARC shareholders have a period of 21 days from the date that the tender offer document is mailed to ARC shareholders to accept the Offer. This period of acceptance of the Offer may be extended at the discretion of Abigail (UK). Assuming the offer conditions are satisfied or, if applicable waived, Abigail (UK) expects the acquisition of ARC to close by the end of Virage Logic’s first fiscal quarter of 2010, which ends on December 31, 2009.

Upon the Offer becoming or being declared unconditional in all respects, Abigail (UK) intends, pursuant to applicable law, to acquire compulsorily all remaining ARC Shares on the same terms as the Offer. It is Abigail (UK)’s intention that, following the Offer becoming or being declared unconditional in all respects, Abigail (UK) will procure that ARC applies to the UK Listing Authority for the cancellation of listing of ARC Shares on the Official List and to the London Stock Exchange for the cancellation of admission to trading of ARC Shares on its market for listed securities.

ARC has agreed to pay to Abigail (UK) a termination fee of approximately £251,000 (inclusive of any VAT unless recoverable), or approximately $410,000 based on the exchange rate at the close of trading in New York on August 17, 2009, following the first to occur of any of the following events: (1) ARC’s directors withdraw or adversely qualify or modify their recommendation of the Offer and the Offer is not made, is withdrawn, fails to become wholly unconditional, or otherwise lapses or fails to complete; (2) a competing offer or potential competing offer is announced prior to the Offer lapsing or being withdrawn and becomes or is declared unconditional in all respects; (3) if there is an announcement in relation to a competing offer or a potential competing offer and ARC’s Directors fail, within 72 hours of being requested by Abigail (UK), publicly to repeat or reconfirm their unanimous recommendation of the Offer and the Offer subsequently is not made, is withdrawn, fails to become wholly unconditional, or otherwise lapses or fails to complete; or (4) ARC undertakes (whether with or without the consent of its shareholders) or ARC or any third party (other than Abigail (UK)) announces any action for which shareholders’ consent is required under the applicable provisions of the Takeover Code provided that, in the case of any such action referred to in an announcement made by a third party without the consent of ARC, such action subsequently completes or otherwise becomes unconditional, and in any such case, the Offer is not made, is withdrawn, fails to become wholly unconditional, or otherwise lapses or fails to complete.

Abigail (UK) expects the offer document and the form of acceptance to be mailed to ARC shareholders (and, for information only, to ARC option holders) shortly.  In accordance with Rule 19.11 of the City Code, a copy of this announcement will be available free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, for inspection on the following websites by no later than August 19 2009: www.viragelogic.com and www.arc.com.  None of the information contained in or linked to Virage Logic or ARC’s websites shall be deemed to be incorporated by reference or otherwise form a part of this Current Report.

On a non-GAAP basis, which excludes the effects of FAS123R stock compensation expense, restructuring, and amortization of intangible assets and acquisition related charges, Virage Logic expects the proposed acquisition to be accretive between $0.10 and $0.14 earnings per share to fiscal year 2010.  Immediately following the closing of the acquisition, Virage Logic expects to have a cash balance of approximately $20 to $23 million.

Virage Logic is furnishing the Rule 2.5 Announcement and Virage Logic’s press release as Exhibits 2.1 and 99.1 hereto, respectively, both of which are incorporated herein by reference. The information contained in this Current Report, including Exhibits 2.1 and 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

2.1       Rule 2.5 Announcement.

99.1     Press release dated August 18, 2009.

Forward Looking Statements

Any statements in this Current Report on Form 8-K and the exhibits hereto about Virage Logic’s expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the Offer, and any assumptions underlying such statements, are not historical facts and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would.  Forward-looking statements also include the following: (1) statements containing projections of revenues, operating expenses, income (or loss), earnings (or loss) per share, capital expenditures, dividends, capital structure, and other financial items; (2) statements regarding when the proposed acquisition will be accretive to earnings per share; (3) statements regarding projected cash, cash equivalents and short term investment balances as of the closing of the proposed acquisition; (4) statements concerning the plans and objectives of Virage Logic’s management for future operations, including plans or objectives relating to its products or services; (5) statements of future economic performance; (6) statements of the assumptions underlying or relating to any statement described in (1), (2), (3), (4) or (5); and (7) statements regarding the timing or completion of the Offer. Actual results could differ materially from those predicted by these forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to (i) the outcome of any legal proceedings instituted against Virage Logic, Abigail (UK) and others in connection with the proposed Offer; (ii) the failure of the acquisition of ARC to close for any reason; (iii) the amount of the costs, fees, expenses and charges relating to the Offer; (iv) business uncertainty and contractual restrictions prior to the closing of the acquisition of ARC; (v) competition generally and the increasingly competitive nature of our industry; (vi) the effect of war, terrorism or catastrophic events; (vii) stock price, foreign currency exchange and interest rate volatility; (viii) the failure of Virage Logic to successfully integrate ARC’s business and operations with its own and the failure to achieve the cost savings and other synergies Virage Logic expects to result from the acquisition of ARC; and (ix) the risk that, under relevant UK law, Virage Logic and Abigail (UK) may be unable to assert a condition to terminate the Offer even if ARC's business deteriorates significantly or other events occur that cause the acquisition of ARC by Abigail (UK) to be less attractive to Virage Logic.

The foregoing list sets forth some, but not all, of the factors that could affect Virage Logic’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Virage Logic faces and a discussion of its financial statements and footnotes, see documents Virage Logic files with the SEC, including its most recent annual report on Form 10-K and all subsequent periodic reports. Virage Logic assumes no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2009	VIRAGE LOGIC CORPORATION

/s/ Brian Sereda
Brian Sereda
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

2.1	Rule 2.5 Announcement.

99.1	Press release dated August 18, 2009.